UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2011

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01. – Entry into a Material Definitive Agreement.

On June 9, 2011, Deep Down, Inc., a Nevada corporation (“Deep Down” and “Company”) entered into the Third Amendment to Amended and Restated Credit Agreement with Whitney Bank, a Louisiana state chartered bank (and successor to Whitney National Bank, a national banking association).  Under the Third Amendment, Whitney agreed to modify the requirement of the tangible net worth covenant under the credit agreement to be $13,000,000 from a previous amount of $15,000,000.  Moreover, under the Third Amendment, Whitney agreed to extend further credit to Deep Down in the form of a single advance term loan in the amount of $800,000 for the purpose of effecting a purchase of 8,350,000 shares of the Company’s outstanding common stock.  Outstanding principal of the additional term loan is to accrue interest at a rate of 6.5% per annum, and the Company is obligated to make monthly repayments of principal (along with accrued and unpaid interest thereon) of the additional term loan in the amount of $65,000 beginning July 1, 2011.  The additional term loan is scheduled to mature on April 15, 2012, which is the same date that all of Deep Down’s other remaining indebtedness is scheduled to mature under the credit agreement.  As with Deep Down’s other outstanding indebtedness under the credit agreement, outstanding amounts of the additional term loan are secured by a security interest in all of Deep Down’s assets.

In conjunction with the entry into the Third Amendment, Deep Down entered into a Stock Repurchase Agreement on June 9, 2011 with Whitney Bank, pursuant to which Deep Down committed to purchase 8,350,000 shares of the Company’s outstanding common stock for a total purchase price of $818,300 (for a per share amount that is 7% below the 30-day weighted average closing price of the Company’s common stock on the over-the-counter market).  Whitney Bank obtained such shares of the Company’s common stock from a former officer and director of Deep Down.  As noted in Item 2.01 below, Deep Down completed the purchase of the shares from Whitney Bank on June 9, 2011 using proceeds from the additional term loan arising pursuant to the Third Amendment.

SECTION 2 – Financial Information

ITEM 2.01 – Completion of Acquisition or Disposition of Assets.

As noted in the disclosure to Item 1.01 above, on June 9, 2011, Deep Down completed the acquisition of 8,350,000 shares of its common stock from Whitney Bank pursuant to the terms of a Stock Repurchase Agreement.  Deep Down paid Whitney Bank $818,300 in consideration for such shares of stock (for a per share amount that is 7% below the 30-day weighted average closing price of the Company’s common stock on the over-the-counter market).  Whitney Bank had obtained such shares from a former officer and director of Deep Down.  Deep Down paid $800,000 of the consideration using the proceeds from the additional term loan advanced under its credit agreement pursuant to the Third Amendment thereto, and then funded the remaining $18,300 portion of the purchase price from cash on hand.

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SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of June 9, 2011, by and among Deep Down, Inc. and Whitney Bank.

10.2	Stock Repurchase Agreement, dated as of June 9, 2011, by and among Deep Down, Inc. and Whitney Bank.

10.3	Acquisition Term Note, dated as of June 9, 2011, made by Deep Down, Inc. to the order of Whitney Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 15, 2011

DEEP DOWN, INC.

By :	/s/ Eugene L. Butler
Eugene L. Butler Executive Chairman and Chief Financial Officer

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